Exhibit 4.8

Execution Version

AMENDMENT NO. 2

TO

SECURITYHOLDERS AGREEMENT

OF

HORNBECK OFFSHORE SERVICES, INC.

THIS AMENDMENT NO. 2 to SECURITYHOLDERS AGREEMENT of HORNBECK OFFSHORE SERVICES, INC. (this “Second Amendment”) is entered into as of July 7, 2023 by and among HORNBECK OFFSHORE SERVICES, INC., a Delaware corporation (the “Company”), and each of the undersigned Securityholders of the Company. All capitalized terms which are not specifically defined in this Second Amendment shall have the meanings given to those terms in the Existing Agreement.

RECITALS

WHEREAS, the Company and the Securityholders entered into that certain Securityholders Agreement of the Company, dated as of September 4, 2020 (as amended by the First Amendment (the “Existing Agreement”);

WHEREAS, the Company and certain of the Securityholders subsequently entered into that certain Amendment No. 1 to Securityholders Agreement, dated as of December 2, 2021 (the “First Amendment”);

WHEREAS, pursuant to Sections 2.2(a)(ii) and 8.10(b) of the Existing Agreement, the Existing Agreement may be amended by an instrument in writing executed by the Securityholders beneficially owning at least 75% of the Fully Diluted Securities, which must include each Appointing Person;

WHEREAS, the undersigned Securityholders are Appointing Persons and beneficially own at least 75% of the Fully Diluted Securities in the aggregate; and

WHEREAS, the Company and each of the undersigned Appointing Persons wish to amend the Existing Agreement as provided in this Second Amendment.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual promises contained in the Existing Agreement and this Second Amendment, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, the Existing Agreement is hereby amended as of the date hereof as follows:

1. Section 1. The following definition is added in Section 1 of the Existing Agreement:

“‘Second Amendment Date’ means July 7, 2023.”

2. Section 1. The following definitions in Section 1 of the Existing Agreement are amended and restated in their entirety to read as follows:

“‘Board Designees’ has the meaning ascribed to such term in Section 2.1(a)(iv) of this Agreement.”

“‘Chairman’ has the meaning ascribed to such term in Section 2.1(a)(v) of this Agreement.”

“‘Other Director’ has the meaning ascribed to such term in Section 2.1(a)(iii) of this Agreement.”

3. Section 1. The definitions for “Additional Appointing Person Director” and “Consultation Right” are deleted from Section 1 of the Existing Agreement in their entirety.

4. Section 2.1(a). Section 2.1(a) of the Existing Agreement is amended and restated in its entirety to read as follows:

“(a) Board Representation; Number of Directors. From and after the Second Amendment Date, the Board shall consist of nine (9) Directors or such greater number approved by the Board in accordance with Section 4.02 of the Bylaws and the Appointing Persons in accordance with Section 2.2(a)(iii) and, subject to Section 2.1(b) and Section 2.1(h), the Board shall be constituted as follows:

(i) (A) subject to Section 2.1(k), four (4) Directors shall be designated by Ares (or any Person designated as an Appointing Person for such purpose by Ares in accordance with Section 2.1(h)), for so long as Ares (or such Person designated as an Appointing Person) is an Appointing Person; (B) two (2) Directors shall be designated by Whitebox (or any Person designated as an Appointing Person for such purpose by Whitebox in accordance with Section 2.1(h)), for so long as Whitebox (or such Person designated as an Appointing Person) is an Appointing Person and (C) two (2) Directors shall be designated by Highbridge (or any Person designated as an Appointing Person for such purpose by Highbridge in accordance with Section 2.1(h)), for so long as Highbridge (or such Person designated as an Appointing Person) is an Appointing Person (each such Director, an “Appointing Person Director”). Notwithstanding the foregoing, as of the Second Amendment Date and subject to the last sentence of Section 2.1(b), the Directors appointed by Ares and Whitebox shall be appointed by Affiliates of Ares and Whitebox that are U.S. Citizens. Pursuant to this Section 2.1(a)(i): (x) Piyush “Bobby” Jindal, Kurt Cellar, Aaron Rosen and Scott Graves shall be the initial Board Designees of Ares; (y) Evan Behrens and Jacob Mercer shall be the initial Board Designees of Whitebox; and (z) L. Don Miller and Sylvia Jo Sydow Kerrigan shall be the initial Board Designees of Highbridge;

(ii) the duly-appointed and acting Chief Executive Officer of the Company (the “Chief Executive Officer”), who shall initially be Todd Hornbeck, shall be designated as a Director;

(iii) if any seats on the Board remain unfilled after the exercise of the Director Designation Rights set forth above, candidates for such additional seats (each, an “Other Director”) shall be nominated by the Board and shall be subject to election by the holders of Common Stock in accordance with the Certificate of Incorporation and Bylaws;

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(iv) Directors designated pursuant to Section 2.1(a)(i), Section 2.1(a)(ii) or appointed to fill a vacancy by an Appointing Person as provided in Section 2.1(c)(iv) shall be referred to as the “Board Designees”;

(v) For so long as Todd Hornbeck is the Chief Executive Officer, Todd Hornbeck shall serve as chairman of the Board (the “Chairman”). After such time, the Board shall vote to elect the Chairman by a majority vote of the Board and shall thereafter vote to elect the Chairman annually by a majority vote of the Board.”

5. Section 2.1(c)(i). Section 2.1(c)(i) of the Existing Agreement is amended and restated in its entirety to read as follows:

(i) Removals. At the request and direction of any Appointing Person, the Company and each Securityholder agrees to take all Necessary Action to remove any Director that was designated for election by such Appointing Person. If the person serving as the Chief Executive Officer is removed, resigns or is otherwise replaced, then such person shall automatically, and without any action by the Board or stockholders of the Company, cease to be a Director.

6. Section 2.1(c)(ii). Section 2.1(c)(ii) of the Existing Agreement is amended and restated in its entirety to read as follows:

(ii) Term. Notwithstanding anything to the contrary in this Agreement, to the extent the right of an Appointing Person to designate a Director is terminated, then any Director designated by such Appointing Person shall be entitled to continue serving in such capacity for the remainder such Director’s term of office as determined in accordance with Section 4.02 of the Bylaws. The Board may request, however, that any such Director resign from the Board or may remove any such Director at any time after the right of the applicable Appointing Person to designate a Director is terminated.

7. Section 2.1(c)(iv)(A). Section 2.1(c)(iv)(A) of the Existing Agreement is amended and restated in its entirety to read as follows:

(A) if such Director is an Appointing Person Director, the Appointing Person with the right to appoint such Director at such time shall have the exclusive right to designate an individual to fill such vacancy and the Company and each Securityholder shall take all Necessary Action to elect or appoint such designee to fill such vacancy on the Board;

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8. Section 2.1(e). Section 2.1(e) of the Existing Agreement is amended and restated in its entirety to read as follows:

(e) Subsidiaries. Except as set forth in the last sentence of this Section 2.1(e) or when the Board determines to otherwise create or approve a board of managers or similar governing body at any of the Company’s Subsidiaries, the Chief Executive Officer (or other Officer of the Company as designated in writing by the Board) shall be the sole manager of each of the Company’s Subsidiaries. Notwithstanding the foregoing, in the event either through a Board determination or through other Necessary Action (including, for the avoidance of doubt, by any board of managers or similar governing body of any Subsidiary of the Company), a board of managers or similar governing body is created or approved for any of the Company’s Subsidiaries holding or operating under a Facility Clearance, as defined in the in the National Industrial Security Program Operating Manual (the “NISPOM”), then, that board or other similar governing body shall exclude any Board Designee of Highbridge. If the Board so determines to otherwise create or approve a board of directors or similar governing body at any of the Company’s Subsidiaries, to the extent requested by an Appointing Person, the Company and the Securityholders shall take all Necessary Action to cause the Board Designees designated by such Appointing Person to be designated as members of the board of directors or similar governing body of any of the Company’s Subsidiaries with the same proportionate representation of such Appointing Person on such other board or governing body as on the Board. The rights set forth in the preceding sentence shall not apply to Highbridge and the Company and each Securityholder shall not honor, any such request from Highbridge for representation on the board of directors or similar governing body of any Subsidiary of the Company holding or operating under a Facility Clearance (as defined in the NISPOM). The Company and each Securityholder agree to take all Necessary Action to cause any Subsidiary of the Company holding or operating under a Facility Clearance (as defined in the NISPOM) to have, and be managed under the direction of, a board of managers or similar governing body.

9. Section 2.1(h). Section 2.1(h) of the Existing Agreement is amended and restated in its entirety to read as follows:

(h) Transfer of Appointing Person Rights. Subject to the restrictions on Transfer set forth in Article IV, if (i) any Appointing Person, taken together with its Affiliates, Transfers to any Transferee Company Securities representing a Securityholder Ownership Percentage of greater than or equal to 10%, and (ii) (A) the Transferring Appointing Person designates such Transferee as an Appointing Person with respect to all or a portion of such Transferring Appointing Person’s Director Designation Rights and (B) such designation would not result in the number of directors that Non-U.S. Appointing Persons have the right to designate pursuant to the Director Designation Rights being more than a minority of the number of Directors necessary to constitute a quorum of the Board, then effective as of the date of such Transfer, (x) such Transferring Appointing Person shall cease to be an Appointing Person if the Director Designation Right(s) so transferred are the Transferring Appointing Person’s last remaining Director Designation Rights and (y) such Transferee shall become an Appointing Person solely with respect to the Director Designation Rights so transferred and solely for purposes of Sections 2.1(a), 2.1(c), 2.1(e), 2.1(h), 2.1(i), 3.1(c)(iv), 7.1(a), 8.12, Exhibit B-2 and Exhibit B-3, and not for purposes of any other provision of this Agreement whatsoever (including, for the avoidance of doubt, Sections 2.2, 2.3 and 8.10).

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10. Section 2.1(k). Section 2.1(k) of the Existing Agreement is amended and restated in its entirety to read as follows:

(k) Reduction; Termination of Rights. The rights of the Appointing Persons to designate Directors under this Section 2.1 shall be reduced and terminated, as applicable, as follows: Notwithstanding anything to the contrary in Sections 2.1(a)(i)(A) and 2.1(h), if any Appointing Person with the right to designate directors pursuant to Section 2.1(a)(i)(A) (A) has a Securityholder Ownership Percentage of less than 30% but greater than or equal to 20% and has the right to designate more than two Directors pursuant to Section 2.1(a)(i)(A), the number of Directors such Appointing Person has the right to designate pursuant to Section 2.1(a)(i)(A) shall be reduced to two Directors, and (B) has a Securityholder Ownership Percentage of less than 20% but greater than or equal to 10% and has the right to designate more than one Director pursuant to Section 2.1(a)(i)(A), the number of Directors such Appointing Person has the right to designate pursuant to Section 2.1(a)(i)(A) shall be reduced to one Director; provided that if the Company issues Fully Diluted Securities in a transaction under Clause (B) of Permitted Offering that does not trigger the preemptive rights under Section 5.1, the ownership percentages in this Section 2.1(k) shall be adjusted for the new Fully Diluted Securities issued in such Permitted Offering.

11. CFIUS. Notwithstanding anything herein to the contrary, this Second Amendment shall only be effective with respect to Highbridge if and when any required CFIUS clearance therefor (“CFIUS Clearance”) has been obtained, and unless and until CFIUS Clearance has been obtained, (a) Highbridge’s rights under the Existing Agreement shall not be amended or otherwise modified in any respect by or pursuant to this Second Amendment, including that Highbridge’s and Whitebox’s rights with respect to the “Additional Appointing Person Director” shall not be removed from the Existing Agreement, (b) L. Don Miller shall be deemed to be the sole initial Board Designee of Highbridge, and (c) Sylvia Jo Sydow Kerrigan shall be deemed to be the Additional Appointing Person Director (unless she is removed or resigns in accordance with the Existing Agreement). The Company agrees to cooperate with Highbridge with respect to any necessary filings and the provision of information reasonably required to obtain CFIUS Clearance. If and to the extent that CFIUS Clearance has not been obtained, then, at Highbridge’s request, the undersigned Securityholders and the Company shall engage in good faith discussions regarding other appropriate amendments or modifications to the board composition and board designation rights of the Securityholders under the Securityholders Agreement, as amended. For the avoidance of doubt, this Section 11 shall not limit or otherwise affect the rights of any Securityholder pursuant to this Second Amendment other than (i) Highbridge and (ii) Whitebox, to the extent that Whitebox shall retain its rights with respect to the Additional Appointing Person Director as provided herein.

12. Miscellaneous.

(a) Except as expressly set forth in this Second Amendment, the terms and conditions of the Existing Agreement shall remain in full force and effect as originally written and amended by this Second Amendment thereto. This Second Amendment and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Second Amendment or the negotiation, execution or performance of this Second Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

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(b) This Second Amendment may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Second Amendment and all of which, when taken together, will be deemed to constitute one and the same amendment. This Second Amendment and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by facsimile, by electronic mail in “portable document format” (“.pdf”) form, or any other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

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IN WITNESS WHEREOF, the undersigned has executed this Second Amendment as of the date first written above.

COMPANY:

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 2 to Securityholders Agreement]

SECURITYHOLDERS:

ASSF IV HOS AIV 1, L.P.

By: ASOF HOS GP, LLC, its general partner

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASSF IV HOS AIV 2, L.P.

By: ASOF HOS GP, LLC, its general partner

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASSF IV AIV B Holdings III, L.P.

By: ASSF Operating Manager IV, L.P., its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASSF IV AIV B, L.P.

By: ASSF Operating Manager IV, L.P., its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Securityholders Agreement]

ASOF HOS AIV 1, L.P.

By: ASOF HOS GP, LLC, its general partner

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASOF HOS AIV 2, L.P.

By: ASOF HOS GP, LLC, its general partner

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

ASOF HOLDINGS I, L.P.

By: ASOF Investment Management LLC, its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

SA REAL ASSETS 19 LIMITED

By: Ares Management LLC, its investment manager

By:	/s/ Greg Margolies
Name:	Greg Margolies
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Securityholders Agreement]

ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P.

By: Ares Management LLC, its investment subadvisor

By:	/s/ Greg Margolies
Name:	Greg Margolies
Title:	Authorized Signatory

1992 MASTER FUND CO-INVEST SPC – SERIES 1 SEGREGATED PORTFOLIO

By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director, Co-CIO

HIGHBRIDGE TACTICAL CREDIT MASTER FUND, LP

By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director, Co-CIO

[Signature Page to Amendment No. 2 to Securityholders Agreement]

HIGHBRIDGE SCF SPECIAL SITUATIONS SPV, LP

By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director, Co-CIO

HIGHBRIDGE TACTICAL CREDIT INSTITUTIONAL FUND, LTD.

By: Highbridge Capital Management, LLC, as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director, Co-CIO

WHITEBOX CAJA BLANCA FUND, LP

By: Whitebox Caja Blanca GP LP its general partner
By: Whitebox Advisors LLC its investment manager

By:	/s/ Andrew M. Thau
Name:	Andrew M. Thau
Title:	Senior Legal Analyst

WHITEBOX CREDIT PARTNERS, L.P.

By: Whitebox Advisors LLC its investment manager

By:	/s/ Andrew M. Thau
Name:	Andrew M. Thau
Title:	Senior Legal Analyst

[Signature Page to Amendment No. 2 to Securityholders Agreement]

WHITEBOX RELATIVE VALUE PARTNERS, L.P.

By: Whitebox Advisors LLC its investment manager

By:	/s/ Andrew M. Thau
Name:	Andrew M. Thau
Title:	Senior Legal Analyst

WHITEBOX GT FUND, LP

By: Whitebox Advisors LLC its investment manager

By:	/s/ Andrew M. Thau
Name:	Andrew M. Thau
Title:	Senior Legal Analyst

WHITEBOX MULTI-STRATEGY PARTNERS, L.P.

By: Whitebox Advisors LLC its investment manager

By:	/s/ Andrew M. Thau
Name:	Andrew M. Thau
Title:	Senior Legal Analyst

PANDORA SELECT PARTNERS, L.P.

By: Whitebox Advisors LLC its investment manager

By:	/s/ Andrew M. Thau
Name:	Andrew M. Thau
Title:	Senior Legal Analyst

[Signature Page to Amendment No. 2 to Securityholders Agreement]